As filed with the Securities and Exchange Commission on November 7, 2017.
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________________________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 ________________________________________________________________

GAMCO Investors, Inc.
 (Exact name of Registrant as specified in its charter)
DELAWARE (State or other jurisdiction of incorporation or organization)	13-4007862 (I.R.S. Employer Identification No.)

________________________________________________________________

ONE CORPORATE CENTER
RYE, NEW YORK 10580
(914) 921-3700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

___________________________________________________

Kevin Handwerker
GAMCO Investors, Inc.
One Corporate Center
Rye, New York 10580
(914) 921-3700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

 Steve Wolosky, Esq.
Elizabeth Gonzalez-Sussman, Esq.
 Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
 (212) 451-2300

 ___________________________________________________

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $.001 par value	4,393,055	$28.91	$127,003,220.05	$15,811.90

(1)  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A Common Stock being registered hereunder includes such indeterminate number of shares of Class A Common Stock as may be issuable with respect to the shares being registered hereunder as a result of any stock splits, stock dividends or similar transactions for which no consideration will be received by the registrant

(2)  Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per share and the maximum aggregate offering price are based on the average of the high and low reported sale price of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on November 3, 2017, which date is within five business days prior to filing this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED November 7, 2017
PROSPECTUS

 GAMCO INVESTORS, INC.
CLASS A COMMON STOCK

4,393,055 Shares of Class A Common Stock Offered by the Selling Stockholder

The selling stockholder named in this prospectus may, from time to time, offer and sell up to 4,393,055 shares of our Class A Common Stock.  We are not selling any shares of our Class A Common Stock and we will not receive any of the proceeds from the sale of shares of our Class A Common Stock by the selling stockholder.
The Class A Common Stock may be offered or sold by the selling stockholder at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under "Plan of Distribution" and in supplements to this prospectus in connection with a particular offering of our Class A Common Stock by the selling stockholder. The selling stockholder will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear other costs, expenses and fees in connection with the registration of the shares.
  This prospectus describes the general manner in which our Class A Common Stock may be offered and sold by the selling stockholder. When the selling stockholder sells Class A Common Stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or other offering materials.
Our Class A Common Stock is listed on the New York Stock Exchange, or “NYSE,” under the symbol “GBL.”
Investing in GAMCO Investors, Inc.’s securities involves a high degree of risk, including the risks described under the heading “Risk Factors” beginning on page 4 of this prospectus, and as described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2017, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC made, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is _______ __, 2017

ABOUT THIS PROSPECTUS
Unless otherwise stated or the context otherwise requires, references in this prospectus to “GAMCO,” “GBL,” “we,” “our,” or “us” refer to GAMCO Investors, Inc. and its direct and indirect subsidiaries, while references to “GAMCO Investors, Inc.” refer only to the holding company on an unconsolidated basis.
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC"), using the SEC's "shelf" registration rules. Pursuant to this prospectus, the selling stockholder may, from time to time, sell shares of our Class A Common Stock in one or more offerings.
This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits.  We are subject to the informational requirements of the Exchange Act, and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. All of the summaries are qualified in their entirety by reference to the actual documents. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.  Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled "Where You Can Find More Information".
You should rely only on the information provided in this prospectus, including information incorporated by reference in this prospectus as described above, or any prospectus supplement or free writing prospectus that we have specifically referred you to. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholder will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference into this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
No action is being taken in any jurisdiction outside the United States to permit a public offering of Class A Common Stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus applicable to those jurisdictions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Our disclosure and analysis in this prospectus, any applicable prospectus supplement or other offering materials and documents that are incorporated by reference contain some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events.  You can identify these statements because they do not relate strictly to historical or current facts.  They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning.  They also appear in any discussion of future operating or financial performance.  In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.
Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation:  the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.  We also direct your attention to any more specific discussions of risk contained in “Risk Factors” in any applicable prospectus supplement or other offering materials or in our other filings with the SEC made pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, which are incorporated by reference herein.
We are providing these statements as permitted by the Private Litigation Reform Act of 1995.  We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

SUMMARY
This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus.  It does not contain all the information you should consider before purchasing our securities.  You should read in their entirety this prospectus, any accompanying prospectus supplement and any other offering materials, together with the additional information described under the section entitled “Where You Can Find More Information.”
Our Company
GAMCO, through the Gabelli brand, well known for its Private Market Value (PMV) with a CatalystTM investment approach, is a widely-recognized provider of investment advisory services to open-end funds, closed-end funds, and institutional and private wealth management investors principally in the United States.
G.distributors, LLC (“G.distributors”) acts as an underwriter and distributor of our open-ended funds.  We generally manage assets on a discretionary basis and invest in securities through various investment styles.  Our revenues are based primarily on assets under management and, to a lesser extent, incentive fees.
Our revenues are highly correlated to the level of assets under management and fees associated with our various investment products, rather than our own corporate assets.  Assets under management, which are directly influenced by the level and changes of the overall equity markets, can also fluctuate through acquisitions, the creation of new products, the addition of new accounts or the loss of existing accounts.  Since various equity products have different fees, changes in our business mix may also affect revenues.  At times, the performance of our equity products may differ markedly from popular market indices, and this can also impact our revenues.  It is our belief that general stock market trends will have the greatest impact on our level of assets under management and, hence, on revenues.
  We conduct our investment advisory business principally through the following subsidiaries: GAMCO Asset Management Inc. (Institutional and Private Wealth Management) and Gabelli Funds, LLC (Funds).  The distribution of our open-end funds is conducted through G.distributors, our broker-dealer subsidiary.
GAMCO Investors, Inc. is a holding company originally incorporated in New York in April 1998 in advance of our initial public offering in February 1999.  In October 2013, we completed a tax free reorganization to reincorporate in Delaware.
GGCP Holdings, LLC, a subsidiary of GGCP, Inc., owns a majority of the outstanding shares of our Class B Common Stock (“Class B Stock”).  As of October 31, 2017, such ownership represented approximately 91% of the combined voting power of our outstanding common stock and approximately 63% of the equity interest.  Gabelli & Company Investment Advisers Inc. (“GCI”) (formerly called Gabelli Securities, Inc.), a wholly-owned subsidiary of Associated Capital Group, Inc. (“AC Group”), which is the selling stockholder hereunder, owns 4,393,055 shares of our Class A Common Stock, representing approximately 15% of the equity interest and approximately 2% of the combined voting power as of October 31, 2017.  GGCP, Inc. is majority-owned by Mr. Mario J. Gabelli (“Mr. Gabelli”).   AC Group is majority-owned by GGCP Holdings, LLC.  Accordingly, Mr. Gabelli is deemed to control GBL.
Our principal executive offices are located at One Corporate Center, Rye, New York 10580.  Our telephone number is (914) 921-3700.

THE OFFERING
Class A Common Stock outstanding prior to the offering:	10,089,844
Class A Common Stock that may be offered by the selling stockholder:	4,393,055 shares of Class A Common Stock
Terms of the Offering	The selling stockholder will determine when and how they will sell the Class A Common Stock offered in this prospectus, as described in “Plan of Distribution.”
Use of proceeds:	We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of our Class A Common Stock by the selling stockholder.
NYSE Market Symbol:	GBL
Risk Factors:
Investing in our Class A Common Stock involves a high degree of risk.  See “Risk Factors” beginning on page 4 for a discussion of information that should be considered before investing in our Class A Common Stock.

______________________________________________________________________________________
RISK FACTORS
You should carefully consider the specific risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC made pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, which are incorporated by reference herein, before making an investment decision.  Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.  See “Where You Can Find More Information.”
USE OF PROCEEDS
  The selling stockholder will receive all the proceeds from the sale of our Class A Common Stock under this prospectus.  Accordingly, we will not receive any part of the proceeds from the sale of our Class A Common Stock under this prospectus.

SELLING STOCKHOLDER
  The registration statement of which this prospectus forms a part has been filed to permit the selling stockholder to resell to the public shares of our Class A Common Stock, as well as any Class A Common Stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares.  We will bear the costs associated with the sale of shares by the selling stockholder.

  The table below sets forth certain information known to us with respect to the beneficial ownership of the shares of our Class A Common Stock held by the selling stockholder as of October 31, 2017. Because the selling stockholder may sell, transfer or otherwise dispose of all, some or none of the shares of our Class A Common Stock covered by this prospectus, we cannot determine the number of such shares, if any, that will be sold, transferred or otherwise disposed of by the selling stockholder, or the amount or percentage of shares of our Class A Common Stock that will be held by the selling stockholder upon termination of any particular offering.  See "Plan of Distribution." For the purposes of the table below, we assume that the selling stockholder will sell all of its shares of our Class A Common Stock covered by this prospectus.

  Information with respect to beneficial ownership has been furnished to us by the stockholder listed in the table below. The amounts and percentages of our Class A Common Stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities.  Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security.  More than one person may be deemed to be a beneficial owner of the same securities.

  All of the shares reflected in the table are shares of Class A Common Stock.  The information is not necessarily indicative of beneficial ownership for any other purpose.

Name of Selling Stockholder	Number of Shares Beneficially Owned Before the Offering	Percentage of Shares Beneficially Owned Before the Offering(1)	Maximum Number of Shares that May be Offered Pursuant to this Prospectus	Number of Shares Beneficially Owned After the Sale of the Maximum Number of Shares Offered Hereby(2)	Percentage of Shares Beneficially Owned After the Sale of the Maximum Number of Shares Offered Hereby(1)(2)
Associated Capital Group, Inc.(3) One Corporate Center Rye, NY 10580	4,393,055	15.1%	4,393,055	0	0%

(1)
The percentage of beneficial ownership represents the combined equity interest of GAMCO and is based on 10,089,844 shares of Class A Common Stock and 19,062,168 shares of Class B Common Stock outstanding as of October 31, 2017.

(2)	Assumes the sale of all shares of common stock being offered and registered hereunder.

(3)
The shares of Class A Common Stock covered by this prospectus are held in the name of GCI, which is a wholly owned subsidiary of AC Group.  AC Group is deemed to be a beneficial owner of the shares of Class A Common Stock covered by this prospectus because it has voting and dispositive power over such shares.

AC Group was organized to be the parent operating company for the spin-off of GAMCO Investors, Inc.’s alternative investment management business and institutional research services operations (the “Spin-Off”).  On November 27, 2015, in advance of the Spin-Off, GCI purchased from GAMCO the 4,393,055 shares of Class A Common Stock covered by this prospectus.  GCI paid for such purchase by issuing a note to GAMCO in the principal amount of $150.0 million (the “GCI Note”).  The GCI Note was then contributed by GAMCO to AC Group and GCI became a subsidiary of AC on November 30, 2015 in connection with the completion of the Spin-Off. The GCI Note thus became an intercompany note within the AC Group.

On November 30, 2015, GAMCO Investors, Inc. distributed to its stockholders all of the outstanding common stock of AC Group and its subsidiaries along with certain cash and other assets.  As noted above, prior to the distribution, GAMCO Investors, Inc. contributed the 93.9% interest it held in GCI and certain cash and other assets to AC Group.  During 2016, AC Group purchased the 6.1% of GCI shares owned by third parties and certain employees in exchange for 163,428 Class A shares of AC Group. GCI is now a wholly owned subsidiary of AC Group.

AC Group is majority-owned by GGCP Holdings, LLC, which owns a majority of the GAMCO Investors, Inc. outstanding Class B Stock.  GGCP Holdings, LLC is a subsidiary of GGCP, Inc.  GGCP, Inc. is majority-owned by Mr. Mario J. Gabelli.  Mario J. Gabelli is our Chief Executive Officer and the Chairman of our Board of Directors and he is also the Chief Executive Officer, a director and the controlling shareholder of GGCP.  Accordingly, Mario J. Gabelli is deemed to control GAMCO and AC Group.

DESCRIPTION OF CAPITAL STOCK
The authorized capital stock of GAMCO Investors, Inc. consists of 100,000,000 shares of Class A Common Stock, 100,000,000 shares of Class B Common Stock, and 10,000,000 shares of preferred stock.  No preferred stock is outstanding as of the date of this prospectus.  Of the 100,000,000 shares of Class A Common Stock authorized, 10,089,844 shares were outstanding as of October 31, 2017, and 7,500,000 shares have been reserved for issuance pursuant to certain employee benefits plans.  Of the 100,000,000 shares of Class B Common Stock authorized, 19,062,168 were outstanding as of October 31, 2017.  The following is a summary description of all material terms and provisions relating to GAMCO Investors, Inc.’s capital stock, the Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Amended and Restated Bylaws (the “Bylaws”), but is qualified by reference to the Certificate of Incorporation and Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part and the Delaware General Corporation Law, or "DGCL". See "Where You Can Find More Information".

Common Stock
Voting Rights.  The holders of Class A Common Stock and Class B Common Stock have identical voting rights except that:
(i)	holders of Class A Common Stock are entitled to one vote per share while holders of Class B Common Stock are entitled to ten votes per share on all matters to be voted on by stockholders; and
(ii)	holders of Class A Common Stock are not eligible to vote on matters relating exclusively to Class B Common Stock and vice versa.
Holders of shares of Class A Common Stock and Class B Common Stock are not entitled to cumulate their votes in the election of directors.  Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes that are entitled to be cast by the holders of all shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any preferred stock.  Except as otherwise provided by law, and subject to any voting rights granted to holders of any outstanding preferred stock, amendments to GAMCO Investors, Inc.’s Certificate of Incorporation generally must be approved by a majority of the combined voting power of all Class A Common Stock and Class B Common Stock voting together as a single class.  Amendments to GAMCO Investors, Inc.’s Certificate of Incorporation that would alter or change the powers, preferences or special rights of the Class A Common Stock or the Class B Common Stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class.
Dividends.  Holders of Class A Common Stock and Class B Common Stock will receive an equal amount per share in any dividend declared by the Board of Directors, subject to any preferential rights of any outstanding preferred stock.  Dividends consisting of shares of Class A Common Stock and Class B Common Stock may be paid only as follows:
(i)	shares of Class A Common Stock may be paid only to holders of Class A Common Stock and shares of Class B Common Stock may be paid only to holders of Class B Common Stock; and
(ii)	shares will be paid proportionally with respect to each outstanding share of Class A Common Stock and Class B Common Stock.
Other Rights.  On liquidation, dissolution or winding up of GAMCO Investors, Inc., after payment in full of the amounts required to be paid to holders of preferred stock, if any, all holders of common stock, regardless of class, are entitled to share ratably in any assets available for distribution to holders of shares of common stock.  No shares of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.
In the event of any corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization in which any consideration is to be received by the holders of Class A Common Stock or the holders of Class B Common Stock as a class, the holders of Class A Common Stock and the holders of Class B Common Stock will receive the same consideration on a per share basis; except that, if such consideration shall consist in any part of voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), the holders of Class B Common Stock may receive, on a per share basis, voting securities with up to ten times the number of votes per share as those voting securities to be received by the holders of Class A Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with up to ten times the number of votes per share as those voting securities issuable upon exercise of the options or warrants, or into which the convertible or exchangeable securities may be converted or exchanged, received by the holders of Class A Common Stock).  Accordingly, except with respect to voting rights, the holders of Class B Common Stock will not receive greater value than the holders of Class A Common Stock in an extraordinary corporate transaction involving GAMCO Investors, Inc.

Preferred Stock
As of the date of this prospectus, no shares of preferred stock are outstanding.  The Board of Directors may authorize the issuance of preferred stock in one or more series and may determine, with respect to any such series, the powers, preferences and rights of such series, and its qualifications, limitations and restrictions, including, without limitation,
(i)	the designation of the series;
(ii)
the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the designations for such series) increase or decrease (but not below the number of shares of such series then outstanding);

(iii)	whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;
(iv)
the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other class or classes of stock;

(v)	the redemption rights and price or prices, if any, for shares of the series;
(vi)	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
(vii)
the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of GAMCO Investors, Inc.;

(viii)
whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of GAMCO Investors, Inc. or any other entity, and, if so, the specification of such other class or series or such other security, the conversion price or prices or exchange rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix)	the voting rights, in addition to the voting rights provided by law, if any, of the holders of shares of such series;
(x)
the right of such shares to the benefit of conditions and restrictions upon the creation of indebtedness of GAMCO Investors, Inc. or any subsidiary, upon the issue of any additional shares and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by GAMCO Investors, Inc. or any subsidiary of any outstanding shares of GAMCO Investors, Inc.;

(xi)	the restrictions on transfers of such shares; and
(xii)	other relative, participating, optional or other special rights, qualifications, limitations or restrictions of such shares.
The authorized shares of preferred stock will be available for issuance without further action by GAMCO Investors, Inc.’s stockholders unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which GAMCO Investors, Inc.’s securities may be listed or traded.  The NYSE currently requires stockholder approval as a prerequisite to listing shares in several circumstances, including, in certain circumstances, where the issuance of shares could result in an increase in the number of shares of common stock outstanding, or in the amount of voting securities outstanding, of at least 20%.
Although the Board of Directors has no current intention of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.  The Board of Directors will make any determination to issue such shares based on its judgment as to the best interests of GAMCO Investors, Inc. and its stockholders.  The Board of Directors, in so acting, could issue preferred stock having terms that could discourage a potential acquirer from making, without first negotiating with the Board of Directors, an acquisition attempt through which such acquirer may be able to change the composition of the Board of Directors, including a tender offer or other transaction that some, or a majority, of GAMCO Investors, Inc.’s stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

Business Combination Statute
In our Certificate of Incorporation, we have elected not to be governed by Section 203 of the DGCL.  Section 203 of the DGCL generally provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person is an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person became an interested stockholder, unless one of the following exceptions applies:  (1) prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
Certificate of Incorporation and Bylaw Provisions
The summary set forth below describes certain provisions of the Certificate of Incorporation and Bylaws.  The summary is qualified in its entirety by reference to the provisions of the Certificate of Incorporation and Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.
Certain of the provisions of the Certificate of Incorporation or the Bylaws discussed below may have the effect, either alone or in combination with the provisions of the DGCL discussed above, of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt that is opposed by the Board of Directors but that a stockholder might consider to be in such stockholder’s best interest.  Those provisions include a prohibition against stockholders calling a special meeting of stockholders if Mario J. Gabelli and certain persons associated with him do not beneficially own a majority of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors (“Voting Stock”).  In addition, the Certificate of Incorporation contains provisions relating to the allocation of certain corporate opportunities and resolution of certain potential conflicts of interest.  See “—Overview of Corporate Opportunity and Conflict of Interest Policies,” “—Corporate Opportunity Policy” and “—Conflict of Interests Policy.”
Number of Directors; Removal; Filling Vacancies.  The Bylaws provide that, subject to any rights of holders of preferred stock to elect directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by directors constituting a majority of the total number of directors that GAMCO Investors, Inc. would have if there were no vacancies on the Board of Directors (the “Whole Board”), with the Whole Board consisting of not more than twelve nor less than three directors.  The Certificate of Incorporation and Bylaws also provide that, subject to any rights of holders of preferred stock or any other series or class of stock, and unless the Board of Directors otherwise determines, any vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum.  Accordingly, absent an amendment to the Bylaws, the Board of Directors could prevent any stockholder from enlarging the Board of Directors and filling the new directorships with such stockholder’s own nominees.
Subject to the rights of holders of preferred stock to elect and remove directors under specified circumstances, any or all of the directors may be removed, with or without cause, at any time by the holders of a majority of the Voting Stock.
Nomination of Directors.  The Bylaws contain advance notice procedures with regard to stockholder proposals related to the nomination of candidates for election as directors.

These procedures provide that notice of stockholder proposals related to stockholder nominations for the election of directors must be received by GAMCO Investors, Inc.’s Secretary, in the case of an annual meeting, not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting of stockholders.  In the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.  Stockholder nominations for the election of directors at a special meeting where directors will be elected must be received not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.
A stockholder’s notice to GAMCO Investors, Inc.’s Secretary must be in proper written form and must set forth certain information related to each person whom the stockholder proposes to nominate for election as a director, including:
(i)	the name, age, business address and residence address of such person;
(ii)	the principal occupation or employment of such person;
(iii)	the class, series and number of all shares of stock of GAMCO Investors, Inc. which are owned by such person;
(iv)	the name of each nominee holder for shares owned beneficially but not of record by such person and the number of shares held by each such nominee holder;
(v)
whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person with respect to stock of GAMCO Investors, Inc.; and

(vi)
any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder or any successor statute.

The stockholder’s notice to GAMCO Investors, Inc.’s Secretary must also set forth certain information related to the stockholder giving the notice, including:
(i)	the name and record address of such stockholder;
(ii)	the class, series and number of all shares of stock of GAMCO Investors, Inc. which are owned by such stockholder;
(iii)	the name of each nominee holder for shares owned beneficially but not of record by such stockholder and the number of shares held by each such nominee holder;
(iv)
whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to the stock of GAMCO Investors, Inc.;

(v)	a description of all arrangements or understandings between that stockholder and any other person in connection with the nomination, including any anticipated benefit to the stockholder therefrom;
(vi)	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and
(vii)
any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for election of directors pursuant to the Exchange Act.

The notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
Advance Notice Requirements for Other Stockholder Proposals at Annual Meeting of Stockholders.  The Bylaws contain advance notice procedures with regard to stockholder proposals not related to nominations at annual meetings.  These notice procedures mirror the notice requirements for stockholder proposals related to director nominations for annual meetings discussed above insofar as they relate to the timing of receipt of notice by GAMCO Investors, Inc.’s Secretary.
A stockholder’s notice to GAMCO Investors, Inc.’s Secretary must be in proper written form and must set forth certain information related to each matter that the stockholder proposes to bring before the annual meeting, including:
(i)	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;
(ii)	the name and record address of such stockholder;
(iii)
information related to the stockholder giving the notice, including (A) the class, series and number of all shares of stock of GAMCO Investors, Inc. which are owned by such stockholder, (B) the name of each nominee holder for shares owned beneficially but not of record by such stockholder and the number of shares of stock held by each such nominee holder and (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to stock of GAMCO Investors, Inc.;

(iv)	a description of all arrangements or understandings between that stockholder and any other person in connection with the nomination, including any anticipated benefit to the stockholder therefrom;
(v)	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and
(vi)
any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for the proposed business to be brought by such stockholder pursuant to the Exchange Act.

Special Meetings.  The Bylaws provide that, subject to the rights of holders of any series of preferred stock to elect additional directors under specified circumstances and the rights of stockholders to call a special meeting to elect a sufficient number of directors to conduct the business of GAMCO Investors, Inc. under specified circumstances, special meetings of stockholders can be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or the Chairman of the Board, except that prior to the Trigger Date (as defined below), special meetings can also be called at the request of the holders of a majority of the voting power of the then outstanding Voting Stock.  The “Trigger Date” is the date on which Mario J. Gabelli beneficially owns less than a majority of the voting power of all the then outstanding Voting Stock.  Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of meeting given by GAMCO Investors, Inc.
The provisions of the Bylaws permitting special meetings to be called only by the Chairman or at the request of a majority of the Whole Board may have the effect, after the Trigger Date, of delaying consideration of a stockholder proposal until the next annual meeting.  Moreover, a stockholder could not force stockholder consideration of a proposal over the opposition of the Chairman or a majority of the Whole Board by calling a special meeting of stockholders prior to the time such parties believe such consideration to be appropriate.
Liability of Directors; Indemnification.  GAMCO Investors, Inc.’s Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director of GAMCO Investors, Inc. shall be liable to GAMCO Investors, Inc. or its stockholders for monetary damages for the breach of fiduciary duty in such capacity.  Under the DGCL, such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (unlawful payments of dividends or unlawful stock repurchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

As a result of this provision, GAMCO Investors, Inc. and its stockholders may be unable to obtain monetary damages from a director for breach of that director’s duty of care.  Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.
The Bylaws provide that GAMCO Investors, Inc. will indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding because he or she is or was a director or officer of GAMCO Investors, Inc. or is or was serving at the request of GAMCO Investors, Inc. as a director or officer of another corporation, partnership or other enterprise.  The Bylaws provide that indemnification will be from and against expenses, judgments, fines and amounts paid in settlement by the indemnitee.  However, this indemnification will only be provided if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of GAMCO Investors, Inc., and with respect to a criminal action or proceeding, if the indemnitee had no reasonable cause to believe that his or her conduct was unlawful.
Overview of Corporate Opportunity and Conflict of Interest Policies.  In order to address certain potential conflicts of interest between GAMCO Investors, Inc. and Mario J. Gabelli, members of his immediate family and affiliates, Mario J. Gabelli and members of his immediate family who are at the time officers or directors of GAMCO Investors, Inc. have agreed to limitations on their activities in the investment management business other than Permissible Accounts.  References to “Permissible Accounts” mean the funds and accounts managed outside GAMCO Investors, Inc. which are permitted under the Certificate of Incorporation of GAMCO Investors, Inc. In addition, the Certificate of Incorporation contains provisions concerning the conduct of certain affairs of GAMCO Investors, Inc. as they may involve Mario J. Gabelli, members of his immediate family and affiliates, and the powers, rights, duties and liabilities of GAMCO Investors, Inc. and its subsidiaries and their respective officers, directors and stockholders in connection therewith.
For purposes of these provisions, which are summarized below,
(i)	“GAMCO Investors, Inc.” includes its subsidiaries and other entities in which we beneficially own 50% or more of the outstanding voting securities or comparable interests, and
(ii)
a “Gabelli” includes Mario J. Gabelli, any member of his immediate family who is at the time an officer or director of GAMCO Investors, Inc. and any entity in which one or more Gabellis beneficially own a controlling interest of the outstanding voting securities or comparable interests.

“Corporate opportunities” potentially allocable to GAMCO Investors, Inc. consist of business opportunities that
(i)	GAMCO Investors, Inc. is financially able to undertake;
(ii)	are, from their nature, in GAMCO Investors, Inc.’s actual line or lines of business and are of practical advantage to GAMCO Investors, Inc.; and
(iii)	are ones in which GAMCO Investors, Inc. has an interest or reasonable expectancy.
“Corporate opportunities” do not include transactions in which GAMCO Investors, Inc. or a Gabelli is permitted to participate pursuant to any agreement between GAMCO Investors, Inc. and such Gabelli that is in effect as of the time any equity security of GAMCO Investors, Inc. is held of record by any person other than a Gabelli or is subsequently entered into with the approval of the members of the Board of Directors and do not include passive investments.
Before the Trigger Date, the affirmative vote of the holders of a majority of the outstanding Voting Stock, voting together as a single class, will be required to alter, amend or repeal any of these conflict of interest or corporate opportunity provisions in a manner adverse to the interests of any Gabelli.  After the Trigger Date, such vote will be increased to 80% to alter, amend, repeal or replace any of the conflict of interest and corporate opportunity provisions.
Corporate Opportunity Policy.  Except with respect to opportunities that involve Permissible Accounts, if a Gabelli acquires knowledge of a potential transaction on a matter that is a corporate opportunity for both any Gabelli and GAMCO Investors, Inc., such Gabelli will have a duty to communicate that opportunity to GAMCO Investors, Inc. and may not pursue that opportunity or direct it to another person unless GAMCO Investors, Inc. declines such opportunity or fails to pursue it.

If a director or officer of GAMCO Investors, Inc. other than a Gabelli acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both GAMCO Investors, Inc. and a Gabelli, the Certificate of Incorporation requires that such director or officer act in good faith in accordance with the following two-part policy.
First, a corporate opportunity offered to any person who is a director but not an officer of GAMCO Investors, Inc. and who is also a director (whether or not an officer) of an entity which is at the time a Gabelli will belong to such Gabelli or to GAMCO Investors, Inc., as the case may be, depending on whether the opportunity is expressly offered to the person primarily in his or her capacity as an officer or director of the entity which is at the time a Gabelli or of GAMCO Investors, Inc., respectively.  Otherwise, the opportunity will belong to GAMCO Investors, Inc. to the same extent as if the opportunity came directly to GAMCO Investors, Inc.
Second, a corporate opportunity offered to any person who is an officer (whether or not a director) of GAMCO Investors, Inc. and who is also a director or an officer of an entity which is at the time a Gabelli will belong to GAMCO Investors, Inc., unless the opportunity is expressly offered to that person primarily in his or her capacity as a director or officer of the entity which is at the time a Gabelli, in which case the opportunity will belong to such Gabelli to the same extent as if the opportunity came directly to a Gabelli.
Under the Certificate of Incorporation, a director or officer of GAMCO Investors, Inc. (other than a Gabelli) who acts in accordance with the foregoing two-part policy
(i)	will be deemed fully to have satisfied his or her fiduciary duties to GAMCO Investors, Inc. and its stockholders with respect to such corporate opportunity;
(ii)
will not be liable to GAMCO Investors, Inc. or its stockholders for any breach of fiduciary duty by reason of the fact that a Gabelli pursues or acquires such opportunity or directs such corporate opportunity to another person or entity or does not communicate information regarding such opportunity to GAMCO Investors, Inc.;

(iii)	will be deemed to have acted in good faith and in a manner he or she reasonably believes to be in the best interests of GAMCO Investors, Inc.; and
(iv)	will be deemed not to have breached his or her duty of loyalty to GAMCO Investors, Inc. or its stockholders and not to have derived an improper benefit therefrom.
Under the Certificate of Incorporation, any corporate opportunity that belongs to a Gabelli or to GAMCO Investors, Inc. pursuant to the foregoing policy will not be pursued by the other (or directed by the other to another person or entity) unless and until such Gabelli or GAMCO Investors, Inc., as the case may be, determines not to pursue the opportunity.  If the party to whom the corporate opportunity belongs does not, however, within a reasonable period of time, begin to pursue, or thereafter continue to pursue, such opportunity diligently and in good faith, the other party may pursue such opportunity (or direct it to another person or entity).
Conflict of Interests Policy.  The Certificate of Incorporation provides that no contract, agreement, arrangement or transaction, or any amendment, modification or termination thereof, or any waiver of any right thereunder, (each, a “Transaction”) between GAMCO Investors, Inc. and
(i)	a Gabelli,
(ii)	any customer or supplier or any entity in which a director of GAMCO Investors, Inc. has a financial interest (a “Related Entity”), or
(iii)	one or more of the directors or officers of GAMCO Investors, Inc. or any Related Entity will be voidable solely because any of the persons or entities listed in (i) through (iii) above are parties thereto, if the standard specified below is satisfied.

Further, no Transaction will be voidable solely because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof that authorizes the Transaction or because their votes are counted for such purpose, if the standard specified is satisfied.  That standard will be satisfied, and such Gabelli, the Related Entity, and the directors and officers of GAMCO Investors, Inc. or the Related Entity (as applicable) will be deemed to have acted reasonably and in good faith (to the extent such standard is applicable to such person’s conduct) and fully to have satisfied any duties of loyalty and fiduciary duties they may have to GAMCO Investors, Inc. and its stockholders with respect to such Transaction if any of the following four requirements are met:
(i)
the material facts as to the relationship or interest and as to the Transaction are disclosed or known to the Board of Directors or the committee thereof that authorizes the Transaction, and the Board of Directors or such committee in good faith approves the Transaction by the affirmative vote of a majority of the disinterested directors on the Board of Directors or such committee, even if the disinterested directors are less than a quorum;

(ii)
the material facts as to the relationship or interest and as to the Transaction are disclosed or known to the holders of Voting Stock entitled to vote thereon, and the Transaction is specifically approved by vote of the holders of a majority of the voting power of the then outstanding Voting Stock not owned by such Gabelli or such Related Entity, voting together as a single class;

(iii)
the Transaction is effected pursuant to guidelines that are in good faith approved by a majority of the disinterested directors on the Board of Directors or the applicable committee thereof or by vote of the holders of a majority of the then outstanding Voting Stock not owned by such Gabelli or such Related Entity, voting together as a single class; or

(iv)	the Transaction is fair to GAMCO Investors, Inc. as of the time it is approved by the Board of Directors, a committee thereof or the stockholders of GAMCO Investors, Inc.
The Certificate of Incorporation also provides that any such Transaction authorized, approved, or effected, and each of such guidelines so authorized or approved, as described in (i), (ii) or (iii) above, will be deemed to be entirely fair to GAMCO Investors, Inc. and its stockholders, except that, if such authorization or approval is not obtained, or such Transaction is not so effected, no presumption will arise that such Transaction or guideline is not fair to GAMCO Investors, Inc. and its stockholders.  In addition, the Certificate of Incorporation provides that a Gabelli will not be liable to GAMCO Investors, Inc. or its stockholders for breach of any fiduciary duty that a Gabelli may have as a stockholder of GAMCO Investors, Inc. by reason of the fact that a Gabelli takes any action in connection with any transaction between such Gabelli and GAMCO Investors, Inc. For purposes of these provisions, interests in an entity that are not equity or ownership interests or that constitute less than 10% of the equity or ownership interests of such entity will not be considered to confer a financial interest on any person who beneficially owns such interests.
Listing.  The Class A Common Stock is listed on the NYSE under the symbol “GBL.”
Transfer Agent and Registrar.  The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.
PLAN OF DISTRIBUTION
  The selling stockholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of our Class A Common Stock or interests in shares of our Class A Common Stock received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of certain of their shares of our Class A Common Stock or interests in shares of our Class A Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	one or more underwritten offerings;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•
transactions on the NYSE or on any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our Class A Common Stock may be listed or quoted at the time of sale;

•
through trading plans entered into by the selling stockholder pursuant to Rule 10b5‑1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of its securities on the basis of parameters described in such trading plans;

•	privately negotiated transactions;
•	distributions to its stockholders;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	by pledge to secured debt and other obligations;
•	delayed delivery arrangements;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share; and
•	a combination of any such methods of sale or any other method permitted by applicable law.

  To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The selling stockholder may, from time to time, pledge or grant a security interest in some of the shares of our Class A Common Stock owned by them and, if the selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of our Class A Common Stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling stockholder to include the pledgee, transferee or other successors in interest as the selling stockholder under this prospectus. The selling stockholder also may transfer the shares of our Class A Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our Class A Common Stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A Common Stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our Class A Common Stock short and deliver these securities to close out their short positions, or loan or pledge our Class A Common Stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholder from the sale of our Class A Common Stock offered by them will be the purchase price of our Class A Common Stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Class A Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling stockholder.
The selling stockholder also may in the future resell a portion of the shares of our Class A Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of our Class A Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of our Class A Common Stock may be underwriting discounts and commissions under the Securities Act. If the selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling stockholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
  To the extent required, the shares of our Class A Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To facilitate the offering of the shares of our Class A Common Stock offered by the selling stockholder, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A Common Stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The selling stockholder may elect to make an in-kind distribution of the shares of Class A Common Stock to its stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such stockholders are not affiliates of ours, such stockholders would thereby receive freely tradable shares of Class A Common Stock pursuant to the distribution through a registration statement. To the extent a stockholder is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit such stockholder to use the prospectus to the shares of Class A Common Stock acquired in the distribution.
  We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholder and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of their securities against certain liabilities, including liabilities arising under the Securities Act.
LEGAL MATTERS
Unless otherwise specified in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Olshan Frome Wolosky LLP, New York, New York.  Certain other legal matters will also be passed upon for us by Olshan Frome Wolosky LLP.  If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements and financial schedule of GAMCO Investors, Inc. and subsidiaries, incorporated herein by reference from the GAMCO Investors, Inc. Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of the internal control over financial reporting of GAMCO, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such consolidated financial statements and financial schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC.  These reports, proxy statements and other information, including the registration statement of which this prospectus is a part, can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  The SEC maintains an internet site at http://www.sec.gov/ that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC.  The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information.  We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•	Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 7, 2017;
•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 12, 2017;
•	The description of our capital stock, which is contained in the registration statement on Form 8-A/A filed with the SEC on November 22, 2013;
•	Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;
•	Current Reports on Form 8-K filed with the SEC on May 4, 2017, May 9, 2017, June 1, 2017 and October 5, 2017.
We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus forms a part and prior to the termination of the offering.  These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items), as well as proxy statements.  Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.
You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at GAMCO Investors, Inc., One Corporate Center, Rye, New York 10580 (telephone number (914) 921-3700).  You can also find information about us at our Internet website at http://www.gabelli.com/.  Information contained on our website does not constitute part of this prospectus supplement.

PART II
 INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the Class A Common Stock being registered hereby. With the exception of the SEC registration fee, all fees and expenses set forth below are estimates.
Amount Payable by the Registrant
SEC Registration Fee	$15,812
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	20,000
Registrar and Transfer Agent Fees and Expenses	2,500
Total	$43,312

Item 15. Indemnification of Directors and Officers.
GAMCO Investors, Inc.’s Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of GAMCO will be personally liable to GAMCO or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability:  (i) for any breach of the director’s duty of loyalty to the GAMCO or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (unlawful payments of dividends or unlawful stock repurchases or redemptions); or (iv) for any transaction from which the director derived any improper personal benefit.  The Certificate of Incorporation provides further that, to the fullest extent permitted by law, GAMCO shall indemnify and hold harmless and advance expenses to any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of GAMCO or any predecessor of GAMCO, or serves or served at any other enterprise as a director or officer at the request of GAMCO, any predecessor to GAMCO or any subsidiary or affiliate of GAMCO.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation.  Section 145 of the DGCL also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation.  The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.
GAMCO Investors Inc.’s Amended and Restated Bylaws provide that GAMCO shall indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding because he or she is or was a director, officer, employee or agent of GAMCO or is or was serving at the request of GAMCO as a director or officer of another corporation, partnership or other enterprise, or as a trustee, fiduciary or administrator of any pension, profit sharing or other benefit plan for any of the Registrant’s employees, against expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of GAMCO, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Item 16. List of Exhibits.
Exhibit No.	Description of Exhibits
1.1	Form of Underwriting Agreement (to be filed on a subsequent Current Report on Form 8-K of GAMCO Investors, Inc., if applicable)
2.1
Agreement and Plan of Merger, dated October 14, 2013, between GAMCO Investors, Inc., a New York corporation and GAMCO Investors, Inc., a Delaware corporation. (Incorporated by reference to Exhibit 2.1 to the Report on Form 8-K of GAMCO Investors, Inc. dated November 20, 2013 filed with the Securities and Exchange Commission on November 22, 2013).

2.2
Separation and Distribution Agreement, dated November 30, 2015, by and between GAMCO Investors, Inc. and Associated Capital Group, Inc. (Incorporated by reference to Exhibit 2.1 to the Report on Form 8-K of GAMCO Investors, Inc. dated November 30, 2015 filed with the Securities and Exchange Commission on December 4, 2015)

3.1
Amended and Restated Certificate of Incorporation of GAMCO Investors, Inc. (incorporated by reference to Exhibit 3.1 to the Report on Form 8-K of GAMCO Investors, Inc. dated November 20, 2013 filed with the Securities and Exchange Commission on November 22, 2013)

3.2
Amended and Restated Bylaws of GAMCO Investors, Inc. (incorporated by reference to Exhibit 3.2 to the Report on Form 8-K of GAMCO Investors, Inc. dated November 20, 2013 filed with the Securities and Exchange Commission on November 22, 2013)

3.3
Amendment No. 1 to Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Report on Form 8-K of GAMCO Investors, Inc. dated September 23, 2014 filed with the Securities and Exchange Commission on September 26, 2014).

4.1
Form of Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to the Report on Form 8-K of GAMCO Investors, Inc. dated November 20, 2013 filed with the Securities and Exchange Commission on November 22, 2013).

4.2
Indenture, dated as of December 31, 2010, between the Company and Computershare Trust Company, N.A., as Trustee (includes form of 0% Subordinated Debenture due 2015). (Incorporated by reference to Exhibit 4.1 to the Report on Form 8-K of GAMCO Investors, Inc. dated December 31, 2010 filed with the Securities and Exchange Commission on January 6, 2011).

4.3
First Supplemental Indenture, dated as of November 22, 2013, by and between GAMCO Investors, Inc. and, Computershare Trust Company, N.A. as trustee. (Incorporated by reference to Exhibit 4.2 to the Report on Form 8-K of GAMCO Investors, Inc. dated November 20, 2013 filed with the Securities and Exchange Commission on November 22, 2013).

4.4
Indenture, dated as of February 6, 2002, between the Company and The Bank of New York, as Trustee. (Incorporated by reference to Exhibit 4.1 to the Report on Form 8-K of GAMCO Investors, Inc. dated February 8, 2002 filed with the Securities and Exchange Commission on February 8, 2002).

4.5
Second Supplemental Indenture, dated May 31, 2011, between the Company and The Bank of New York Mellon, as Trustee (includes form of 5.875% Senior Notes due 2021). (Incorporated by reference to Exhibit 4.1 to the Report on Form 8-K of GAMCO Investors, Inc. dated May 25, 2011 filed with the Securities and Exchange Commission on May 31, 2011).

4.6
Third Supplemental Indenture, dated November 22, 2013, between GAMCO Investors, Inc. and The Bank of New York Mellon, as Trustee. (Incorporated by reference to Exhibit 4.3 to the Report on Form 8-K of GAMCO Investors, Inc. dated November 20, 2013 filed with the Securities and Exchange Commission on November 22, 2013).

4.7
Convertible Promissory Note in the amount of $110,000,000, dated August 15, 2016, issued by GAMCO Investors, Inc. to Cascade Investment, L.L.C. (Incorporated by reference to Exhibit 4.1 to the Report on Form 8-K of GAMCO Investors, Inc. dated August 15, 2016 filed with the Securities and Exchange Commission on August 16, 2016).

4.8
Irrevocable Standby Letter of Credit Agreement, dated August 15, 2016, issued by GAMCO Investors, Inc. in favor of GGCP, Inc. (Incorporated by reference to Exhibit 4.2 to the Report on Form 8-K of GAMCO Investors, Inc. dated August 15, 2016 filed with the Securities and Exchange Commission on August 16, 2016).

5.1	Opinion of Olshan Frome Wolosky LLP
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature pages hereto)

Item 17. Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York on November 7, 2017.
GAMCO INVESTORS, INC.

By: /s/ Kieran Caterina	By: /s/ Diane M. LaPointe
Name: Kieran Caterina	Name: Diane M. LaPointe
Title: Co-Chief Accounting Officer (Co-Principal Accounting Officer)	Title: Co-Chief Accounting Officer (Co-Principal Accounting Officer)

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Kieran Caterina, Kevin Handwerker and Diane M. LaPointe and each of them severally, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE

/s/ Mario J. Gabelli	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director	November 7, 2017
Mario J. Gabelli

/s/ Kieran Caterina	Co-Chief Accounting Officer (Co-Principal Accounting Officer)	November 7, 2017
Kieran Caterina

/s/ Diane M. LaPointe	Co-Chief Accounting Officer (Co-Principal Accounting Officer)	November 7, 2017
Diane M. LaPointe

/s/ Edwin L. Artzt	Director	November 7, 2017
Edwin L. Artzt

/s/ Raymond C. Avansino, Jr.	Director	November 7, 2017
Raymond C. Avansino, Jr.

/s/ Leslie B. Daniels	Director	November 7, 2017
Leslie B. Daniels

/s/ Eugene R. McGrath	Director	November 7, 2017
Eugene R. McGrath

SIGNATURE	TITLE	DATE

/s/ Robert S. Prather, Jr	Director	November 7, 2017
Robert S. Prather, Jr.

/s/ Elisa M. Wilson	Director	November 7, 2017
Elisa M. Wilson